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                                                                    Exhibit (n)
                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Counsel and Independent Accountants" in the Registration Statement (Form N-2) and related Prospectus of Madison/Claymore Covered Call Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-113386) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-21582).


                                                        ERNST & YOUNG LLP

Chicago, Illinois
June 18, 2004